EXHIBIT 10.2.2

                           FIRST AMENDMENT TO THE 1988
                     UNION CARBIDE LONG-TERM INCENTIVE PLAN

                  The 1988 Union Carbide Long-Term Incentive Plan (the "Plan") is hereby amended as follows:

     1. The second paragraph of Section 5.3 of the Plan is hereby amended by substituting the following for the first sentence thereof:

          "An option is only exercisable by a participant while the participant is in active employment with the Corporation except (i) in the case of a participant's death or Retirement, (ii) during a three-year period commencing on the date of a participant's termination of employment by the Corporation other than for the cause, but only to the extent
          permitted  under  Section  5.5,  (iii)  during  a  three-year   period
          commencing on the date of termination, by the participant or the Corporation, of employment after a Change in Control of the Corporation, unless such termination of employment is for cause, but only to the extent permitted under Section 5.5, or (iv) if the Committee decides that it is in the best interest of the Corporation to permit individual exceptions."

     2. Section 11.1 of the Plan is amended by adding the following at the end thereof:

          "Provided, however, that the Share Exchange provided for in the Plan of Exchange with UCC Holdings, Inc., shall not be considered a Change of Control for the purposes of this Plan."

     3. The amendments set forth herein shall be effective as of June 1, 1989. Signed this 8 day of August, 1989.


                                             UNION CARBIDE CORPORATION

                                             By: /s/M. A. Kessinger


Attest:__________________________